Exhibit 32

Certification pursuant to
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Dana C. Gavenda, President and Chief Executive Officer and Kevin D. Maroney, Executive Vice President and Chief Financial Officer of FSB Community Bankshares, Inc. (the “Company”) each certify in their capacity as officers of the Company that they have reviewed the Annual Report of the Company on Form 10-K/A for the year ended December 31, 2008 and that to the best of their knowledge:

1.	the report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company at and for the year ended December 31, 2008.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

April 13, 2009	/s/ Dana C. Gavenda
Date	Dana C. Gavenda
President and Chief Executive Officer

April 13, 2009	/s/ Kevin D. Maroney
Date	Kevin D. Maroney
Executive Vice President and Chief Financial Officer